SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRUMP HOTEL & CASINO

          GAMCO INVESTORS, INC.
                                11/03/99           15,000-            3.6333
                                11/01/99            5,000-            3.6875
                                10/29/99            1,000             3.9375
                                10/14/99            5,000-            3.8325
                                10/13/99           10,000-            3.9000
                                10/11/99            4,000-            3.8750
                                 9/29/99            2,000-            4.3750
                                 9/28/99           10,000-            4.2875
                                 9/22/99            5,000-            4.4375
                                 9/20/99            8,000-            4.7500
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/15/99            5,000-            4.5873
                                 9/14/99            5,000-            4.6998


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.